SCHEDULE 14A
                               (Rule 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                            Del Webb Corporation
                           ----------------------
              (Name of Registrant as Specified in its Charter)
                 -----------------------------------------
  (Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)    Amount previously paid:
    (2)    Form, Schedule or Registration Statement no.:
    (3)    Filing Party:
    (4)    Date Filed:



                            DEL WEBB CORPORATION

                          INTER-OFFICE MEMORANDUM


Date:             October 10, 2000

To:               Del Webb Employee Shareholders

From:             Shareholder Relations Department

Topic:            REMINDER -- YOUR PROXY VOTE IS IMPORTANT!
---------------------------------------------------------------------


The Notice of Annual Meeting and Proxy Statement, along with the Annual Report, was recently mailed to all Del Webb Shareholders announcing the date of the upcoming Shareholder Meeting to be held in Indian Wells, California on November 2, 2000.

Included in the packet was a WHITE proxy card for voting of your shares at the Annual Meeting. As a Del Webb employee stockholder, you are urged to sign and return your proxy. Historically, there has been a VERY POOR RETURN of proxy cards from employee shareholders. Whether you are the holder of 1 share or 1,000 shares or more, it is important that your shares be represented at the meeting, and we strongly encourage you to return your WHITE proxy card

A typical response from employee shareholders is "I don"t hold enough shares to make a difference in the vote." True -- most of us don"t hold a lot of shares. However, every vote counts, and the return of proxies by shareholders who vote positively "with management ", especially employee shareholders, is a fine way of letting senior management and the Board of Directors know THAT THEY HAVE YOUR SUPPORT.

Let"s all make an effort to push the return of employee proxies to the highest level possible. A 100% return of employee proxies would be outstanding!


             IF YOU HAVE RECENTLY VOTED YOUR WHITE PROXY CARD,
                      PLEASE DISREGARD THIS REMINDER.

                      IF YOU RECEIVE A BLUE PROXY CARD
                      FROM THE DISSIDENT SHAREHOLDERS,
               YOUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY BLUE PROXY CARD FOR ANY REASON.

                         THANK YOU FOR YOUR VOTES!